CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment on Form S-1 of our report dated April 6, 2018, relating to the consolidated financial statements of Endonovo Therapeutics, Inc., and Subsidiaries for the years ended December 31, 2017 and 2016 and to the reference of our Firm under the caption “Experts” in the Prospectus. Our report relating to the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Rose, Snyder & Jacobs LLP

Encino, California

January 7, 2019